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        [LOGO]        PROXY                      THIS   PROXY  IS  SOLICITED  ON  BEHALF  OF  THE  BOARD  OF  DIRECTORS.
COMMUNITY HEALTH SYSTEMS, INC.                   The undersigned hereby appoints E. Thomas Chaney and Linda K.  Parsons,
3707 FM 1960 WEST, SUITE 500                     or  either of them, as  Proxies, each with the  power to appoint his or
HOUSTON, TEXAS 77068-5704                        her substitute, to represent and to vote, as designated below, all  the
- ----------------------------------------------   shares of common stock of Community Health Systems, Inc. held of record by  the  undersigned on  August  26, 1994,  at  the Special  Meeting of
                                                 Stockholders to be held on October 5, 1994, or any adjournment thereof.
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 1.   To approve and adopt an Amended and Restated Agreement and Plan of Merger, dated as of June 10, 1994 (the "Merger Agreement"), and the Merger
      contemplated thereby.

            / / FOR            / / AGAINST            / / ABSTAIN

 2. In their discretion, to vote upon such other business as may properly come before the meeting or any adjournment thereof.
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    This Proxy when  properly executed,  will be  voted in  the manner  directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted for Proposal 1 to approve the Merger Agreement and the Merger and the Proxies, in their discretion, will vote on such other matters that may properly come before the meeting.
                                              __________________________________
                                              Signature
                                              __________________________________
                                              Signature

                                              (Please  sign   exactly  as   name
                                              appears  hereon.  When  shares are
                                              held by joint tenants, both should
                                              sign. When  signing  as  attorney,
                                              executor,  administrator,  trustee
                                              or  guardian,  please  give   full
                                              title  as such.  If a corporation,
                                              please sign in full corporate name
                                              by President  or other  authorized
                                              officer.  If a partnership, please
                                              sign  in   partnership   name   by
                                              authorized person.
                                              Dated ______________________, 1994

 PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED
                                   ENVELOPE.